UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2007

Parkvale Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17411	25-1556590
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(412) 373-7200

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Not applicable.

(e)            On December 20, 2007, the Boards of Directors of Parkvale Financial Corporation (the “Company”) and Parkvale Savings Bank (the “Bank”) approved the amendment and restatement of the following agreements and benefit plans:

•	the Company’s and the Bank’s employment agreement entered into with Robert J. McCarthy, Jr., President and Chief Executive Officer of the Company and the Bank;

•	the change in control severance agreements entered into among the Company, the Bank and each of Timothy G. Rubritz and Gail B. Anwyll;

•	the change in control severance agreement entered into among the Bank and Thomas R. Ondek;

•	the Executive Deferred Compensation Plan of the Bank;

•	the Supplemental Executive Benefit Plan of the Company and the Bank; and

•	the Company’s 2004 Stock Incentive Plan.

The above agreements and benefit plans were amended and restated in order to comply with final regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).   Section 409A of the Code governs the deferral of compensation where the director, officer or employee has a legally binding right to compensation that is payable in a future year.  Section 409A imposes new requirements with respect to deferral elections, payment events and payment elections.

For additional information, reference is made to the amended agreements and plans included as Exhibits 10.1 through 10.7 hereto, which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          On December 20, 2007, the Board of Directors of the Company adopted amendments to Article VII, Sections 1 and 2 of the Company’s Bylaws regarding uncertificated shares.  On October 25, 2007, the stockholders of the Company approved an amendment to the Company’s Articles of Incorporation at the annual meeting of stockholders (to add a new Section 4 at the end of Article VII), which was effective upon filing of Articles of Amendment with the Commonwealth of Pennsylvania on December 20, 2007.  The purpose of the amendments is to make the Company’s common stock eligible for participation in a Direct Registration Program operated by a clearing agency (such as the one offered by the Depository Trust Company), as required pursuant to NASDAQ Marketplace Rule 4350(1), as recently amended. To be eligible for a Direct Registration Program, the Company’s common stock must qualify as “eligible securities,” meaning that the Company must permit electronic direct registration of the common stock in an investor’s name on the books of the transfer agent or the Company, and similarly allow the common stock to be transferred between a transfer agent and broker. Accordingly, the amendments were adopted to provide for a system of issuance, recordation and transfer of the Company’s common stock by electronic or other means not involving any issuance of physical certificates.  In addition, the Company also amended on December 20, 2007 Article IV, Section 3 and Article V of the Company’s Bylaws regarding Board committees.

The amendment to the Articles of Incorporation and the Amended and Restated Bylaws, which are attached to this Current Report as Exhibits 3.1 and 3.2, respectively, are incorporated herein by reference.  The description of the amendments is qualified in its entirety by reference to Exhibits 3.1 and 3.2.

(b)            Not applicable.

Item 9.01          Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

3.1	Amendment to Article VII of the Articles of Incorporation of Parkvale Financial Corporation

3.2	Amended and Restated Bylaws of Parkvale Financial Corporation

10.1	Amended and Restated Employment Agreement among Parkvale Financial Corporation, Parkvale Savings Bank and Robert J. McCarthy, Jr., dated December 20, 2007.

10.2	Amended and Restated Change in Control Severance Agreement among Parkvale Financial Corporation, Parkvale Savings Bank and Timothy G. Rubritz, dated December 20, 2007.

10.3	Amended and Restated Change in Control Severance Agreement among Parkvale Financial Corporation, Parkvale Savings Bank and Gail B. Anwyll, dated December 20, 2007.

10.4	Amended and Restated Change in Control Severance Agreement between Parkvale Savings Bank and Thomas R. Ondek, dated December 20, 2007.
10.1
10.5	Parkvale Savings Bank Amended and Restated Executive Deferred Compensation Plan, effective as of December 20, 2007.
10.2
10.6	Parkvale Financial Corporation Amended and Restated Supplemental Executive Benefit Plan, effective as of December 20, 2007.

10.7	Parkvale Financial Corporation Amended and Restated 2004 Stock Incentive Plan, effective as of December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARKVALE FINANCIAL CORPORATION

	By:	/s/ Timothy G. Rubritz
		Name:	Timothy G. Rubritz
		Title:	Vice President and Chief Financial Officer

Date: December 28, 2007